SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MICROTUNE, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1).

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2201 Tenth Street

Plano, Texas 75074

Dear Stockholder:

You are cordially invited to attend the 2004 annual meeting of stockholders of Microtune, Inc., which will be held on Wednesday, May 5, 2004 at the Plano Station, 1012 16th Street, Suite 105, Plano, Texas 75086 at 4:00 p.m. (Central Time).

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of the Stockholders and Proxy Statement.

After careful consideration, our Board of Directors has approved the proposals set forth in the Proxy Statement and recommends that you vote for each proposal.

In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the annual meeting, you may revoke your proxy and vote in person.

We look forward to seeing you at the annual meeting of stockholders.

Sincerely,

James A. Fontaine

Chief Executive Officer and President

Plano, Texas

March 26, 2004

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

MICROTUNE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, MAY 5, 2004

DEAR STOCKHOLDERS:

The Microtune, Inc. Annual Meeting of Stockholders will be held on Wednesday, May 5, 2004 at 4:00 p.m., Central Time, at the Plano Station, 1012 16th Street, Suite 105, Plano, Texas 75086. Only stockholders of record at the close of business on March 8, 2004 will be entitled to vote. At the Meeting we will ask stockholders to act on the following matters:

1.	Elect Class I directors to serve until the 2007 Annual Meeting of Stockholders. We intend to nominate the following incumbent directors for reelection:

Walter S. Ciciora

Anthony J. LeVecchio

2.	Approve an amendment to our 2000 Stock Plan to increase the number of shares available for issuance pursuant to the plan.

3.	Approve an amendment to our 2000 Director Stock Option Plan to increase the number of shares available for issuance pursuant to the plan.

4.	Approve an amendment to our 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance pursuant to the plan.

5.	Ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004; and

6.	Transact any other business that is properly presented at the Meeting or any adjournment or postponement of the Meeting.

We have described each of these matters in more detail in the enclosed Proxy Statement that accompanies this Notice.

All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

Sincerely,

James A. Fontaine

Chief Executive Officer and President

Plano, Texas

March 26, 2004

IMPORTANT: REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL

Microtune’s Board of Directors is asking for your proxy for use at the Microtune, Inc. Annual Meeting of Stockholders and at any adjournment or postponement of the Meeting. We are holding the Meeting on Wednesday, May 5, 2004 at 4:00 p.m., Central Time, at the Plano Station, 1012 16th Street, Suite 105, Plano, Texas 75086. We are initially mailing this proxy statement and proxy to Microtune stockholders around March 30, 2004.

RECORD DATE AND SHARES OUTSTANDING AND QUORUM

Stockholders of record at the close of business on March 8, 2004, are entitled to notice of, and to vote at, the Meeting. On the Record Date, 51,394,399 shares of Microtune’s common stock were issued and outstanding. For information regarding security ownership by management and more than 5% stockholders, see OTHER INFORMATION—Security Ownership of Certain Beneficial Owners and Management. We need a quorum to take action at the Meeting. We will have a quorum at the Meeting if a majority of the shares outstanding on the Record Date are present at the Meeting, either in person or by proxy. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of Microtune common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum. If by the date of the Meeting we do not receive sufficient votes to constitute a quorum or approve one or more of the proposals, the Chair of the Meeting, or the persons named as proxies, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies would generally exercise their authority to vote in favor of adjournment.

REVOCABILITY OF PROXIES

If you submit the enclosed proxy, you may revoke it at any time before the voting takes place at the Meeting. There are three ways you can revoke your proxy: (1) deliver to the Secretary of Microtune a written notice of revocation; (2) deliver to the Secretary of Microtune a signed proxy with a later date than the proxy you want to revoke; or (3) attend the Meeting and vote in person. Attending the Meeting in and of itself will not constitute a revocation of proxy.

VOTING AND SOLICITATION

Microtune’s Board of Directors is soliciting the proxy included with this proxy statement for use at the Meeting. You can submit your proxy by mailing it in the envelope provided. If your proxy is properly completed and submitted, and you do not revoke it before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy. If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal 1 and in favor of Proposals 2–5. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment. Microtune will pay all expenses of soliciting proxies to be voted at the Meeting. After the proxies are initially distributed, Microtune and/or its agents may also solicit proxies by mail, telephone or in person. We have hired Georgeson Shareholder Communications Inc., to assist us in soliciting proxies. For these services, we anticipate Georgeson’s fees will be between $5,000 and $10,000. After the proxies are initially distributed, we will ask brokers, custodians, nominees and other record holders to forward copies of the proxy statement, proxy card and other materials to people for whom they hold shares of Microtune common stock, and to request that the beneficial holders give them authority to complete and sign the proxies. We will reimburse record holders for reasonable expenses they incur in forwarding proxy materials to beneficial holders.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of our stockholders that are intended to be presented by such stockholders at our next Annual Meeting of Stockholders (the 2005 Annual Meeting) must be received by us at our principal executive offices not later than 120 days prior to the anniversary of the date of this year’s mailing, or November 30, 2004, in order to be considered for possible inclusion in the Proxy Statement and form of Proxy relating to the 2005 Annual Meeting.

If a stockholder intends to submit a proposal at the 2005 Annual Meeting which is not eligible for inclusion in the proxy statement and form of proxy relating to the meeting, the stockholder must do so no later than 60 days before the date of the 2005 Annual Meeting.

BOARD OF DIRECTORS

Our Board of Directors is currently comprised of eight members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors is designed to be elected each year. Harvey B. (Berry) Cash, Walter S. Ciciora and Anthony J. LeVecchio have been designated Class I directors, and their terms expire at the 2004 Annual Meeting. Mr. Cash has decided not to stand for reelection. Steven Craddock, James A. Fontaine and A. Travis White have been designated Class II directors, and their terms expire at the 2005 Annual Meeting. James H. Clardy and William P. Tai have been designated Class III directors, and their terms expire at our 2006 Annual Meeting.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

We currently have two vacancies and will have three vacancies as a result of Mr. Cash not standing for re-election.

INCUMBENT CLASS II DIRECTORS WHOSE TERM EXPIRES IN 2005

Name	Age	Principal Occupation	Director Since
Steven Craddock	55	Senior Vice President of New Media Development, Comcast Corp.	2002
James A. Fontaine	46	Chief Executive Officer and President, Microtune, Inc.	2003
A. Travis White	58	Semi-Retired, Independent Consultant	2004

Steven Craddock became a director of Microtune in April 2002. Mr. Craddock has been the Senior Vice President of New Media Development for Comcast Corp. since June 1994, where he is responsible for the evaluation and development of new interactive multimedia and interactive technologies. He also serves as Comcast’s representative to CableLabs®, a research and development consortium sponsoring industry initiatives such as the DOCSIS, PacketCableTM and CableHomeTM standards. Mr. Craddock holds a B.S. in civil engineering and electrical engineering from the Virginia Military Institute.

James A. Fontaine became a director, Chief Executive Officer and President of Microtune in August 2003. Mr. Fontaine was retired from May 2002 until his return to Microtune in August 2003. Mr. Fontaine previously served as Microtune’s Chief Strategy Officer from October 2001 until May 2002, Office of the President from August 2001 until September 2001, President from February 1999 until August 2001, and Executive Vice President of Sales and Marketing from August 1998 until February 1999. Mr. Fontaine holds a B.S. in electrical engineering from Marquette University.

A. Travis White became a director of Microtune in January 2004. Mr. White has been semi-retired since January 2000. Prior to his retirement, Mr. White was President and Chief Executive Officer of Centillium Communications, Inc. from April 1998 through January 2000. He currently serves on the board of directors of one privately held company and Staktek, Inc. Mr. White holds a B.S. in biological sciences and chemistry from the University of Texas, El Paso.

INCUMBENT CLASS III DIRECTORS WHOSE TERM EXPIRES IN 2006

Name	Age	Principal Occupation	Director Since
James H. Clardy	69	Venture Partner, Austin Ventures	1996
William P. Tai	41	General Partner, Charles River Ventures	1998

James H. Clardy became a director of Microtune in August 1996, and served as a member of the Office of the President from June 2003 to August 2003. Mr. Clardy has been a venture partner of Austin Ventures, a venture capital firm, since January 1998. From October 1997 to January 1998, Mr. Clardy was a private consultant, and from October 1991 until October 1997, he was President of Crystal Semiconductor, a wholly-owned subsidiary of Cirrus Logic, Inc. He currently serves on the boards of directors of several privately held companies. Mr. Clardy holds a B.S. in electrical engineering from the University of Tennessee.

William P. Tai became a director of Microtune in June 1998. Mr. Tai has been a general partner of Charles River Ventures since June 2002. He also has been a general partner/managing director of Institutional Venture Partners, a venture capital firm, since July 1997. Mr. Tai also serves on the Board of Directors of Transmeta Corp., a provider of microprocessors. In addition, Mr. Tai serves on the boards of directors of several privately held companies. Mr. Tai holds a B.S. in electrical engineering from the University of Illinois and a M.B.A. from Harvard Business School.

BOARD MEETINGS AND COMMITTEES

Six of our Board members, Messrs. Cash, Ciciora, Clardy, Craddock, LeVecchio and White are independent directors as defined under current listing standards of The Nasdaq Stock Market. Our common stock was delisted from the NASDAQ Stock Market effective July 7, 2003 and we have appealed that decision. Our Board and its committees have the authority to conduct investigations and to retain outside advisors of their choosing, at Microtune’s expense. During fiscal 2003 Microtune’s Board of Directors met sixteen times. Each director attended at least 75% of the aggregate of these Board meetings and of the meetings of the committees on which he served. No Board members attended the annual stockholders’ meeting in September 2003.

Our Board of Directors currently has three committees—an Audit Committee, a Compensation Committee and a Nominating Committee.

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to Microtune’s financial accounting, reporting, and controls. Mr. LeVecchio, Mr. Craddock and Mr. White are the current members of the Audit Committee. Mr. LeVecchio became a member of the Audit Committee in August 2003. Mr. Craddock and Mr. White became members of the Audit Committee in January 2004. Mr. Cash and Mr. Clardy served as members of the Audit Committee throughout 2003, and Mr. Tai served as a member of the Audit Committee until August 2003. The committee discusses general financial and accounting-related matters at its regular quarterly meetings that coincide with full Board meetings, and it discusses our quarterly financial performance and associated earnings announcements at regular quarterly operating results meetings. The Audit Committee met seventeen times during fiscal 2003. In addition, the Audit Committee has adopted policies that limit our ability to retain our independent auditors to perform non-audit services, and that limit our ability to hire former employees of our independent auditors. For more information about our Audit Committee, see the “Report of the Audit Committee of the Board of Directors” at page 24.

The Board of Directors has determined that Mr. LeVecchio is an “audit committee financial expert” and all current members of the Audit Committee are “independent” in accordance with the applicable regulations of the Securities and Exchange Commission and all applicable corporate governance rules of The Nasdaq National Market.

The Compensation Committee determines compensation for all of Microtune’s executive officers. In addition to addressing executive compensation, the Compensation Committee provides guidance to management on general compensation and organizational development issues and also administers our stock compensation plans. Mr. Clardy and Mr. Ciciora are the current members of the Compensation Committee. Mr. Cash and Mr. Ciciora served on the committee throughout fiscal 2003. The Compensation Committee met formally twice during fiscal 2003, and acted a number of times through unanimous written consent.

The Nominating Committee identifies and evaluates potential new Board members and provides information about potential nominees for the full Board to consider. The Nominating Committee is not presently considering nominee recommendations from stockholders. Mr. Ciciora and Mr. Clardy are the current members of the Nominating Committee. The Nominating Committee does not have a written charter and did not formally meet during fiscal 2003.

DIRECTOR COMPENSATION

Our outside Directors participate in our 2000 Director Option Plan. The 2000 Director Option Plan was approved by stockholders and provides for the issuance of up to 157,500 shares of common stock to eligible participants under nonstatutory stock option grants. Under our 2000 Director Option Plan, outside directors receive a one-time grant to purchase 15,000 shares upon appointment to our Board and an annual option grant to purchase 7,500 shares each year on the date of the annual meeting if serving on the board on that date. The nonstatutory stock options may be granted at a price not less than the closing price of our common stock on the last trading day before the date of grant. The initial options generally vest over a three-year period commencing on the first anniversary of the date of grant and the subsequent options vest over the remaining two-year period and expire in ten years.

Our outside Directors receive cash compensation and reimbursement of travel expenses associated with their attendance at director meetings. Directors receive $25,000 annually, payable in equal quarterly installments. For each meeting in excess of five annually, Directors receive an additional $1,500 per meeting which they attend. Any Director who acts as the Chairman of a committee receives an additional $10,000 annually, payable in equal quarterly installments.

Directors who are also employees do not receive any compensation for their service on our Board.

CORPORATE GOVERNANCE

Stockholders may access the current charters for the Audit and Compensation Committees, and the Company’s Code of Ethics in the Investors—Corporate Governance section of our website at www.microtune.com.

COMMUNICATIONS WITH DIRECTORS

Stockholders may communicate with any and all members of the Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board) at the following address and fax number:

Name of Director(s)

c/o Corporate Secretary

Microtune, Inc.

2201 Tenth Street

Plano, Texas 75074

Fax: (972) 673-1876

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Board of Directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a Committee, the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our General Counsel.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors/Nominees

The following table shows Microtune’s current directors who are nominees for election. Each nominee, if elected, will serve until the 2007 Annual Meeting of Stockholders and until a qualified successor is elected, unless the nominee resigns or is removed from the Board before then.

Name	Age	Principal Occupation	Director Since
Walter S. Ciciora	61	Independent Consultant	1996
Anthony J. LeVecchio	57	President and Owner, The James Group	2003

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

Walter S. Ciciora became a director of Microtune in November 1996. Mr. Ciciora has been an independent consultant for companies in the cable, television, consumer electronics and telecommunications industries since October 1993. Mr. Ciciora holds a B.S., M.S. and Ph.D. in electrical engineering from the Illinois Institute of Technology and a M.B.A. from the University of Chicago.

Anthony J. LeVecchio became a director of Microtune in August 2003. Mr. LeVecchio has been the President and Owner of The James Group, Inc., a general business consulting firm, since 1988. He currently serves on the boards of directors of several privately held companies. Mr. LeVecchio holds a Bachelor of Economics and a M.B.A. in Finance from Rollins College.

If a quorum is present and voting, the nominees for the Class I Directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will not affect the vote.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE 2000 STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN

Our Board has adopted, and recommends to the stockholders for approval, an amendment to our 2000 Stock Plan. The amendment to the 2000 Stock Plan increases the number of shares of common stock that may be issued under the 2000 Stock Plan by 3,000,000 shares from 7,554,496 shares to 10,554,496 shares, plus the number of shares subsequently returned to the Company’s 1996 Stock Option Plan as a result of termination of options which were issued and outstanding under the Company’s 1996 Stock Option Plan on the date immediately prior to the date of stockholder approval of the original adoption of the 2000 Stock Plan. In addition, the amendment will delete the provision of the 2000 Stock Plan that allows annual increases by the Board without stockholder approval.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment to the 2000 Stock Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

The following is a summary of the principal features of the 2000 Stock Plan. We have included a copy of the proposed amendment to our 2000 Stock Plan as Appendix 1 to this proxy statement. Any stockholder of Microtune who wishes to obtain a copy of the original plan document may do so upon written request to us at 2201 Tenth Street, Plano, Texas 75074

Summary of the 2000 Stock Plan

The following summary of the material provisions of the 2000 Stock Plan reflects the terms and conditions of the 2000 Stock Plan as currently in effect. Subject to stockholder approval of the amendment to the 2000 Stock Plan, we intend to file a registration statement on Form S-8 under the Securities Act, covering the additional 3,000,000 shares of common stock issuable under the 2000 Stock Plan.

General. The 2000 Stock Plan as adopted by the Board and approved by our stockholders became effective as of August 4, 2000 and was amended effective as of June 20, 2002 and, contingent upon stockholder approval, February 27, 2004. The purposes of the 2000 Stock Plan are to enable us to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the company by offering employees, directors and consultants an opportunity to have a greater proprietary interest in and a closer identity with us and our financial success.

Eligibility. Options may be granted under the 2000 Stock Plan to any employee or consultant of the company.

Administration. The 2000 Stock Plan will be administered by a committee composed solely of two or more non-employee directors as defined in Rule 16b-3(b)(3) under the Exchange Act who also qualify as “outside directors” as defined in Section 162(m) of the Internal Revenue Code. Members of the committee shall be designated by the Board.

The committee shall have the authority to approve individuals for participation in this plan, construe and interpret the plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the 2000 Stock Plan, options may be subject to such provisions as the committee may deem advisable, and may be amended by the committee from time to time. No amendment, however, may adversely affect the rights of the holder of an option without such holder’s consent.

Shares Subject to the 2000 Stock Plan. Pursuant to the 2000 Stock Plan as currently in effect, the aggregate shares of common stock that may be issued under the plan is equal to the number of shares that were reserved but unissued under the Company’s 1996 Stock Option Plan as of August 4, 2000, the number of shares subsequently returned to the Company’s 1996 Stock Option Plan, plus an annual increase on the first day of each fiscal year equal to the lesser of (i) 3,000,000 shares, (ii) 5% of the outstanding shares on the date of the increase, or (iii) an amount determined by the Board, as adjusted, in accordance with the caption “Adjustment Provisions” set forth below. In no event shall there be an annual increase by the Board in the number of shares available for issuance under the 2000 Stock Plan that will result in the total number of shares available under all employee and director stock plans equaling or exceeding 30% of the outstanding shares of the company on the first day of the fiscal year. To date, there has been no annual increase to the 2000 Stock Plan. A description of the Board’s proposal to increase the number of reserved shares to 10,554,496 shares and eliminate the provision that allows the Board to increase the number of shares available for issuance without stockholder approval is included under the caption “Proposal to Increase Number of Shares Reserved for Issuance” set forth below. As of December 31, 2003, options for 4,755,359 shares of common stock were outstanding under the 2000 Stock Plan.

If any option granted under the 2000 Stock Plan or the 1996 Stock Option Plan should lapse, expire, terminate, be forfeited or be cancelled without the issuance of shares, the common stock subject to or reserved for such option may be used again for new grants of options under the plan. However, shares that have actually been issued under the 2000 Stock Plan upon the exercise of an option or right may not be returned to the 2000 Stock Plan and may not become available for future distribution.

Adjustment Provisions. In the event of a stock split, stock dividend, reverse stock split, combination or reclassification of our common stock, the number of securities reserved for issuance under the 2000 Stock Plan but have not been granted, the number of shares that may be added annually to the share reserve and the exercise price for such options are proportionately adjusted. The Board shall be responsible for making such adjustments.

Terms and Conditions. Each option granted under the 2000 Stock Plan shall be evidenced by an agreement in a form approved by the committee. Each option shall be subject to the following terms and conditions, and to such other terms and conditions as the committee may deem appropriate that are not inconsistent with the provisions of the plan.

Timing of Option Grants and Number of Underlying Shares. Options shall be granted to such participants as the committee may designate, at such times as the committee may determine. Each option agreement shall designate the number of shares of common stock underlying the options to which the agreement pertains.

Exercise Price. The per share exercise price of each option granted under the plan shall be at least the fair market value per share of common stock for incentive stock options, and 110% of the fair market value in the case of 10% stockholders. In the case of nonstatutory stock options, the exercise price will be determined by the administrator of the 2000 Stock Plan. In the event of a merger or other corporate transaction, options may be granted with an exercise price less than 100% of the fair market value per share.

Vesting of Options. Each option agreement shall specify the manner in which the option shall vest.

Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. In the case of incentive share options, the period will not exceed ten years, or five years in the case of 10% stockholders.

Payment. The exercise price of an option shall be paid in full at the time of exercise:

•	in cash;

•	by check;

•	by promissory note;

•	through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may only be used if the previously acquired shares have been held by the participant for at least six months, unless the committee in its discretion permits the use of shares held less than six months;

•	through consideration received by the company under a cashless exercise program;

•	through a reduction in the amount of any company liability;

•	by a combination of the above.

Termination of Options Upon Termination Due to Disability or Death. Upon the termination of employment of an employee participant or upon the termination of the consulting or advisor relationship of a non-employee participant by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or death, such participant’s options may be exercised within the period of time specified in the option agreement to the extent the options are vested on the date of termination. If there is no specified time in the option agreement, the options shall remain exercisable for twelve months following termination.

Termination of Options Upon Termination Other than for Death or Disability. Upon the termination of an employee participant’s employment or upon the termination of the consulting or advisor relationship of a non-employee participant for any reason other than for cause, disability or death, such participant’s options (to the extent vested prior to such termination) may be exercised by such participant during the 90 day period commencing on the date of termination, but not later than the expiration of the term of the options.

Term of Plan. The 2000 Stock Plan shall continue until August 4, 2010, unless terminated earlier by the Board.

Nontransferability. During the lifetime of a participant, any option granted to him or her shall be exercisable only by him or her. No option shall be assignable or transferable, except by will or by laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature, unless otherwise determined by the committee in its discretion.

Amendment or Discontinuance of the Plan. The Board may from time to time alter, amend or suspend the 2000 Stock Plan, or may at any time terminate the plan. However, the Board must obtain stockholder approval of any amendment to the plan in order to comply with U.S. state corporate laws, U.S. federal and state securities laws, the Internal Revenue Code of 1986, as amended, and the stock exchange on which the common stock is listed.

Outstanding Options. The number of shares actually acquired pursuant to stock options that will be awarded under the 2000 Stock Plan is not currently determinable. As of December 31, 2003, options to purchase an aggregate of 9,605,731 shares had been granted under the plan. As of December 31, 2003, options to purchase 4,755,359 shares of common stock were outstanding under the 2000 Stock Plan. Pursuant to the 2000 Stock Plan, options to purchase 5,493,859 shares originally granted under the plan have expired.

Proposal to Increase Number of Shares Reserved for Issuance

As of December 31, 2003, 4,491,789 shares were available for future awards. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 3,000,000 shares from 7,554,496 to 10,554,496 shares thereby assuring that sufficient shares are available for future grants. This amendment would eliminate the Board’s ability to increase the number of shares available for issuance pursuant to the 2000 Stock Plan without stockholder approval. Specifically, the shares subject to the plan would be 10,544,496 shares, plus the number of shares subsequently returned to the Company’s 1996 Stock Option Plan as a result of termination of options which were issued and outstanding under the Company’s 1996 Stock Option Plan on the date immediately prior to the date of stockholder approval of the original adoption of the 2000 Stock Plan.

If the Board’s proposal is approved by stockholders, the 2000 Stock Plan of Microtune will be amended effective February 27, 2004.

The Board of Directors recommends a vote FOR approval of the proposed amendment of the 2000 Stock Plan

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE 2000 DIRECTOR OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN

Our Board has adopted, and recommends to the stockholders for approval, an amendment to our 2000 Director Option Plan. The amendment to the 2000 Director Option Plan increases the number of shares of common stock that may be issued under the 2000 Director Option Plan by 300,000 shares from 157,500 shares to 457,500 shares. In addition, the amendment will delete the provision of the 2000 Director Option Plan that allows annual increases by the Board without stockholder approval.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment to the 2000 Director Option Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

The following is a summary of the principal features of the 2000 Director Option Plan. We have included a copy of the proposed amendment to our 2000 Director Option Plan as Appendix 2 to this proxy statement. Any stockholder of Microtune who wishes to obtain a copy of the original plan document may do so upon written request to us at 2201 Tenth Street, Plano, Texas 75074

Summary of the 2000 Director Option Plan

The following summary of the material provisions of the 2000 Director Option Plan reflects the terms and conditions of the 2000 Director Option Plan as currently in effect. Subject to stockholder approval of the amendment to the 2000 Director Option Plan, we intend to file a registration statement on Form S-8 under the Securities Act, covering the additional 300,000 shares of common stock issuable under the 2000 Director Option Plan.

General. The 2000 Director Option Plan as adopted by the Board and approved by our stockholders became effective as of August 4, 2000 and was amended effective as of April 17, 2002, January 1, 2004 and, contingent upon stockholder approval, February 27, 2004. The purposes of the 2000 Director Option Plan are to enable us to attract and retain the best available personnel for service as non-employee directors, to provide additional incentive to non-employee directors to serve as directors, and to encourage their continued service on the board.

Eligibility. Options may be granted under the 2000 Director Option Plan only to non-employee directors.

Administration. All grants of options under the 2000 Director Option Plan are automatic and nondiscretionary. No person will have the authority to select which non-employees directors are granted options or to determine the number of shares to be covered by the options.

Shares Subject to the 2000 Director Option Plan. Pursuant to the 2000 Director Option Plan as it became effective on August 4, 2000, the aggregate shares of common stock that may be issued under the plan shall not exceed 150,000, as adjusted, in accordance with the caption “Adjustment Provisions” set forth below. The 2000 Director Option Plan also allows for an annual increase on the first day of each fiscal year equal to the lesser of (i) 75,000 shares, (ii) 1% of the outstanding shares on the date of the increase, or (iii) an amount determined by the Board. In no event shall there be an annual increase in the number of shares available for issuance under the 2000 Director Option Plan that will result in the total number of shares available under all employee and director stock plans equaling or exceeding 30% of the outstanding shares of the company on the first day of the fiscal year. To date, the 2000 Director Option Plan has only received one increase of 7,500 shares available for issuance. A description of the Board’s proposal to increase the number of reserved shares to 457,500 shares and eliminate the provision that allows the Board to increase the number of shares available for issuance without stockholder approval is included under the caption “Proposal to Increase Number of Shares Reserved for Issuance” set forth below. As of December 31, 2003, options for 127,500 shares of common stock were outstanding under the 2000 Director Option Plan.

If any option granted under the 2000 Director Option Plan should lapse, expire, terminate, be forfeited or be cancelled without the issuance of shares, the common stock subject to or reserved for such option may be used again for new grants of options under the plan. However, shares that have actually been issued under the 2000 Director Option Plan upon the exercise of an option or right may not be returned to the 2000 Director Option Plan and may not become available for future distribution.

Adjustment Provisions. In the event of a stock split, stock dividend, reverse stock split, combination or reclassification of our common stock, the number of securities reserved for issuance under the 2000 Director Option Plan but have not been granted, the number of shares that may be added annually to the share reserve and the exercise price for such options are proportionately adjusted, subject to any required actions by the stockholders.

Timing of Option Grants and Number of Underlying Shares. Non-employee directors shall receive an option to purchase 15,000 shares of common stock on the date he or she first becomes a non-employee director. Additionally, each non-employee director will receive an option to purchase 7,500 shares on the date of the company’s annual stockholders’ meeting of each year, provided that he or she is a non-employee director on such date and has been a non-employee director for the preceding six months.

Exercise Price. The per share exercise price of each option granted under the plan shall be 100% of the fair market value per share of common stock on the date of grant.

Vesting of Options. The initial 15,000 options granted upon a non-employee director’s appointment vests 33 1/3% on each anniversary of their date of grant, provided that the non-employee director continues to serve as a director on such date.

The 7,500 options granted on the date of the company’s annual stockholders’ meeting of each year vests 50% on each anniversary of their date of grant, provided that the non-employee director continues to serve as a director on such date.

Option Period. Each option granted under the 2000 Director Option Plan shall have a term of ten years.

Payment. The exercise price of an option shall be paid in full at the time of exercise:

•	in cash;

•	by check;

•	through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may only be used if the previously acquired shares have been held by the participant for at least six months, unless the committee in its discretion permits the use of shares held less than six months;

•	through consideration received by the company under a cashless exercise program;

•	by a combination of the above.

Termination of Options Upon Termination Due to Disability. Upon the termination of services of a non-employee director by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue Code), such participant’s options may be exercised within six months following the date of such termination, but not later than the expiration of the term of the options, to the extent the options are vested on the date of termination.

Termination of Options Upon Termination Due to Death. Upon the termination of services of a non-employee director by reason of death, such participant’s options may be exercised by the participant’s estate within twelve months following the date of such termination, but not later than the expiration of the term of the options, to the extent the options are vested on the date of termination.

Termination of Options Upon Termination Other than for Death or Disability. Upon the termination of a non-employee director’s service for any reason other than for cause, disability or death, such non-employee director’s options (to the extent vested prior to such termination) may be exercised by such participant during the three month period commencing on the date of termination, but not later than the expiration of the term of the options.

Term of Plan. The 2000 Director Option Plan shall continue until August 4, 2010, unless terminated earlier by the Board.

Nontransferability. During the lifetime of a participant, any option granted to him or her shall be exercisable only by him or her; provided however that the participant may transfer, without payment of consideration, the option to any member of the participant’s immediate family or to a trust or partnership whose beneficiaries are members of the optionee’s immediate family. No option shall be assignable or transferable, except by will or by laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature, unless otherwise determined by the committee in its discretion.

Amendment or Discontinuance of the Plan. The Board may from time to time alter, amend or suspend the 2000 Director Option Plan, or may at any time terminate the plan. However, the Board must obtain stockholder approval of any amendment to the plan in order to comply with U.S. state corporate laws, U.S. federal and state securities laws, the Internal Revenue Code of 1986, as amended, and the stock exchange on which the common stock is listed.

Outstanding Options. The number of shares acquirable pursuant to stock options that will be awarded under the 2000 Director Option Plan is not currently determinable. As of December 31, 2003, options to purchase an aggregate of 157,500 shares had been granted under the plan. As of December 31, 2003, options to purchase 127,500 shares of common stock were outstanding under the 2000 Director Option Plan. Pursuant to the 2000 Director Option Plan, options to purchase 30,000 shares originally granted under the plan have expired.

Proposal to Increase Number of Shares Reserved for Issuance

As of December 31, 2003, 22,500 shares were available for future awards. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 300,000 shares from 157,500 to 457,500 shares thereby assuring that sufficient shares are available for future grants. This amendment would eliminate the Board’s ability to increase the number of shares available for issuance pursuant to the 2000 Director Option Plan without stockholder approval.

If the Board’s proposal is approved by stockholders, the 2000 Director Option Plan of Microtune will be amended effective February 27, 2004.

The Board of Directors recommends a vote FOR approval of the proposed amendment of the 2000 Director Option Plan

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN

We are asking stockholders to approve the amendment of the Microtune, Inc. 2000 Employee Stock Purchase Plan to increase the number of shares of common stock that are authorized and reserved for issuance under the Purchase Plan from 830,000 shares to 1,630,000 shares.

We adopted the Purchase Plan so we could offer employees of Microtune and eligible subsidiaries a convenient way to purchase shares of Microtune stock at a discounted price and to provide an incentive for continued employment. The Purchase Plan is an important part of Microtune’s total rewards program. Competitive benefit programs are a critical component of our efforts to attract and retain qualified employees. We are increasing the number of shares authorized and reserved for issuance under the Purchase Plan to enable us to continue providing this benefit to new and current employees.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment to the 2000 Employee Stock

Purchase Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

The following is a summary of the principal features of the Purchase Plan. We have included a copy of the proposed amendment to our 2000 Employee Stock Purchase Plan as Appendix 3 to this proxy statement. Any stockholder of Microtune who wishes to obtain a copy of the original plan document may do so upon written request to us at 2201 Tenth Street, Plano, Texas 75074

Purchase Plan Background

The Purchase Plan as adopted by the Board and approved by our stockholders became effective as of August 4, 2000 and has a ten-year term. The Board of Directors administers the Purchase Plan and is responsible for interpreting its provisions. In February 2004, the Board of Directors approved the amendment of the Purchase Plan, subject to stockholder approval, to increase the number of shares of Microtune’s common stock authorized for issuance under the Purchase Plan by 800,000 shares, from 830,000 shares to 1,630,000 shares. We are asking stockholders to approve the share increase in this Proposal 2.

From the adoption of the Purchase Plan through March 8, 2004, participants purchased a total of 755,446 shares. During this period, four Named Officers purchased shares: Mr. Fontaine purchased 5,830 shares, Mr. Taddiken purchased 1,555 shares, Ms. Richardson purchased 602 shares, and Mr. Underwood purchased 5,014 shares. During the same time period, Microtune’s current executive officers as a group (5 people), purchased a total of 7,987 shares, and all employees other than the current executive officers purchased a total of 747,459 shares. No current director and no nominee for director, except Mr. Fontaine, has purchased shares under the Purchase Plan. As of March 8, 2004, there were 74,554 shares available for future awards, not including the 800,000 shares for which we are seeking stockholder approval. The closing price of Microtune’s common stock on The Pink Sheets on March 8, 2004 was $2.82 per share.

Eligibility

Employees of Microtune and certain subsidiaries (other than employees who own or have the right to acquire 5% or more of our common stock) are eligible to participate under the Purchase Plan if they begin working before the first day of the month in which any offering period begins: May 1st for the offering period that begins on May 1st, and November 1st for the offering period that begins on November 1st. As of March 8, 2004, approximately 170 employees were eligible to participate in the Purchase Plan, and approximately 60 employees were participating. Participants participate in the Purchase Plan by electing payroll deductions that accumulate to purchase shares at a discount.

Offering and Accrual Periods

New 24-month offering periods begin on each May 1 and November 1. Each 24-month offering period is comprised of four six month accrual periods during which payroll deductions accumulate. Participants may only participate in one offering period at a time. The Board of Directors can change the duration of offering periods for future offerings at least 5 days prior to the scheduled beginning of the first offering period to be affected.

Payroll Deductions

On the first business day of each six-month accrual period, the accumulated payroll deductions are used to purchase stock. Eligible employees select payroll deduction rates in 1% increments from 1% to 15% of their base salary and commissions. No interest accrues on payroll deductions. Employees may increase or decrease the rate for the next accrual period. After a participant enrolls in the Purchase Plan, the participant is automatically enrolled in subsequent offering periods unless the participant actively withdraws. A participant may withdraw from any offering period up to 15 days before the end of the offering period, in which event no stock will be purchased, and we will return the participant’s accumulated payroll deductions to the participant.

Purchase Price and Amount of Stock Purchased

When a participant enrolls in the Purchase Plan, the participant essentially receives an option to purchase shares on the first day of the next four six-month accrual periods at the lower of 85% of the fair market value of the shares on the offering date (the first business day of the 24-month offering period) or the purchase date (the last business day of the applicable six-month accrual period). The number of shares a participant will be able to purchase will generally be equal to the payroll deductions during the accrual period, divided by the purchase price per share. The Purchase Plan limits each participant’s share purchases in order to stay within the Internal Revenue Code’s $25,000 per year purchase limitation (based on the fair market value of the shares on the first day of the offering period). Additionally, participants may purchase no more than 5,000 shares during each six-month purchase period.

Mergers, Consolidations and Other Corporate Transactions

If Microtune is dissolved or liquidated, the current offering period will terminate immediately prior to the liquidation or dissolution unless the Board decides otherwise. The Board may, but is not required to, designate a date for the open offering periods to terminate and allow each participant to purchase shares with accumulated payroll deductions. If Microtune sells substantially all of its assets or is acquired in a merger with another corporation, each option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor corporation. In the event the successor corporation refuses to assume or substitute the option, the Board may designate a date for the open offering periods to terminate and allow each participant to purchase shares with accumulated payroll deductions.

Purchase Plan Amendments

The Board of Directors may generally amend or terminate the Purchase Plan at any time. However, no changes affecting existing purchase rights may be made without the consent of the participants. The Committee may terminate the Purchase Plan or an offering period in progress if it determines that it is in the best interests of Microtune and the stockholders.

Federal Income Tax Information

The following information is a general summary of some of the current federal income tax consequences of the Purchase Plan to U.S. based participants and to Microtune. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as state and local tax laws. We encourage all participants to seek tax advice when they participate in the Purchase Plan. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

Tax Treatment of U.S. Participants. Participants will not recognize income when they enroll in the Purchase Plan or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant sells or gifts the shares less than one year after the purchase date or less than two years after the offering date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss.

Tax Treatment of Microtune. When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, Microtune will generally be entitled to a tax deduction in the amount of the ordinary income.

Proposal to Increase Number of Shares Reserved for Issuance

As of March 8, 2004, there were 74,554 shares available for future purchase under the 2000 Employee Stock Purchase Plan, not including the 800,000 shares for which we are seeking stockholder approval. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 800,000 shares from 830,000 to 1,630,000 shares thereby assuring that sufficient shares are available for future purchases.

The Board of Directors recommends a vote FOR approval of the proposed amendment of the 2000 Employee Stock Purchase Plan

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

We have selected Ernst & Young LLP as our independent auditors to perform the audit of Microtune’s financial statements for the fiscal year ending December 31, 2004, and we are asking stockholders to ratify our selection. Representatives of Ernst & Young are expected to be present at the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by Ernst & Young LLP for the years ended December 31, 2003 and 2002.

	2003	2002
Audit services(1)	$1,330,000	$340,000
Audit-related services(2)	1,500	1,500
Tax and all other services(3)	145,000	150,000

Total fees	$1,476,500	$491,500

Ernst & Young LLP did not render professional services relating to financial information systems design and implementation for the years ended December 31, 2002 and 2003.

(1)	Audit services consist of the annual audits of our consolidated financial statements included in Form 10-K, quarterly reviews of our consolidated financial statements included in Form 10-Q, as well as, statutory audits of our foreign subsidiaries, services related to filings made with the Securities and Exchange Commission and accounting advisory services related to financial accounting matters.

(2)	Audit-related services consist of fees for Ernst & Young’s online research tool.

(3)	Tax services include but are not limited to assistance with certain tax compliance matters and various tax planning consultations.

The Audit Committee has determined that the services provided to Microtune are compatible with maintaining Ernst & Young’s independence. For more information about Ernst & Young, please see the “Report of the Audit Committee of the Board of Directors” on page 24.

The Board of Directors and more specifically, the Audit Committee, recommends a vote FOR ratification of the selection of Ernst & Young LLP as our independent auditors for fiscal 2004.

OTHER INFORMATION

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of Microtune as of March 8, 2004:

Name	Age	Position
James A. Fontaine	46	Chief Executive Officer and President
Rob-Roy J. Graham	51	Chief Financial Officer
Albert H. Taddiken	40	Chief Operating Officer
Nancy A. Richardson	44	Vice President, General Counsel and Secretary
Robert S. Kirk	43	Vice President, Worldwide Sales

Biographical information concerning Mr. Fontaine is set forth under “Board of Directors.”

Rob-Roy J. Graham was named Chief Financial Officer in August 2003. Mr. Graham was Chief Financial Officer for Intervoice, Inc. from August 1994 to July 2003 and Controller for Intervoice, Inc. from August 1992 to August 1994. Mr. Graham began his career at Arthur Young and Company. Mr. Graham holds a B.A. from DePauw University and a M.B.A. from Tulane University.

Albert H. Taddiken was named Chief Operating Officer in August 2003. Mr. Taddiken also served as a member of the Office of the President from June 2003 through August 2003, Chief Technical Officer from September 2001 to August 2003, General Manager, Broadband Business Unit from December 2001 through June 2003, Vice President, IC Engineering from May 1998 through December 2001 and as Director, RFIC Development from November 1996 through April 1998. Mr. Taddiken began his career at Texas Instruments. Mr. Taddiken holds a B.S.E.E. from the Massachusetts Institute of Technology.

Nancy A. Richardson has served as General Counsel, Secretary, and Vice President since April 2001. Ms. Richardson also served as Chief Financial Officer from July 2002 through August 2003. Ms. Richardson has tendered her resignation effective March 15, 2004. Ms. Richardson was General Counsel and Secretary for Concero Inc., a software consulting company, from May 1997 to April 2001, last serving there as Senior Vice President. Ms. Richardson began her career with Ernst & Young LLP. Ms. Richardson holds a J.D. and a M.B.A. from the University of Texas and a B.B.A. in accounting from St. Edward’s University as well as a CPA license.

Robert S. Kirk was named Vice President of Worldwide Sales in October 2003. Mr. Kirk served as Vice President of Sales, North America from March 2003 to October 2003. Mr. Kirk was Vice President of Sales, Northern Europe for Avnet from August 2001 to March 2003, and Vice President of Sales, North America for On Semiconductor from May 1982 to August 2001. Mr. Kirk holds a B.S.E.E. from Purdue University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Equity Compensation Plan Information

Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2003, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Awards	Weighted-Average Exercise Price of Outstanding Awards	Number of Shares Available for Future Grants
Plans approved by stockholders	6,504,282	$2.72	4,514,289
Assumed plans of acquired companies	97,960	3.56	—

Total	6,602,242	$2.73	4,514,289

The following table shows shares of our common stock that we believe are owned as of February 29, 2004 by:

1.	Each stockholder owning 5% or more of the Common Stock,

2.	Our Chief Executive Officer and our other four most highly compensated executive officers for fiscal 2003,

3.	Each director, and

4.	All current directors and executive officers as a group.

We have included any options held by each stockholder that are exercisable within 60 days of February 29, 2004 (i.e., April 29, 2004). We calculated the “Percent of Class” based on 51,385,983 shares of our common stock outstanding on February 29, 2004.

Name of Beneficial Owner	Number of Shares	Percentage of Shares Beneficially Owned
Institutional Venture Partners VII (1)	2,778,668	5.4%
Simon J. Michael (2)	3,548,300	6.9%
Douglas J. Bartek (3)	3,141,174	6.1%
Harvey B. (Berry) Cash (4)	82,500	*
Walter S. Ciciora (5)	130,500	*
James H. Clardy (6)	92,500	*
Steven Craddock (7)	14,166	*
James A. Fontaine (8)	173,331	*
Rob-Roy J. Graham (9)	50,000	*
Robert S. Kirk (10)	26,573	*
Anthony J. LeVecchio	4,500	*
Nancy A. Richardson (11)	158,773	*
Albert H. Taddiken (12)	301,392	*
William P. Tai (13)	2,743,990	5.3%
Marc Underwood (14)	24,597	*
A. Travis White	—	*
All directors and current executive officers as a group (12 Persons)	3,778,225	7.3%

*	Less than 1% of the outstanding shares of common stock.
(1)	Includes 94,773 shares held by Institutional Venture Management VII, 2,597,061 shares held by Institutional Venture Partners VII and 86,834 shares held by IVP Founders Fund I, L.P. The address for these funds is 3000 Sandhill Rd, Building 2, Suite 290, Menlo Park, CA 94025

(2)	Based upon a Schedule 13G filed with the Securities and Exchange Commission on September 12, 2003 by Simon J. Michael, Balch Hill Capital, LLC and Balch Hill Partners, L.P., all whose address is 2778 Green Street, San Francisco, CA 94123. The 13G states that:
(i)	Simon J. Michael has sole voting power and sole dispositive power with respect to 60,000 shares and shared voting power and shared dispositive power with respect to 3,488,300 shares;
(ii)	Balch Hill Capital, LLC has shared voting power and shared dispositive power with respect to 3,488,300 shares; and
(iii)	Balch Hill Partners, L.P. has shared voting power and shared dispositive power with respect to 3,388,300 shares.
(3)	Includes 3,141,174 shares of common stock outstanding held by Bartek Investments-1, Ltd., of which Mr. Bartek is the general partner. The address for this holder is P.O. Box 294, Frisco, TX 75034
(4)	Includes 8,750 shares for options which are immediately exercisable, and 3,750 shares for options which become exercisable within 60 days.
(5)	Includes 8,750 shares for options which are immediately exercisable, and 3,750 shares for options which become exercisable within 60 days.
(6)	Includes 25,000 shares of common stock held by trusts, of which Mr. Clardy acts as co-trustee, for the benefit of Mr. Clardy’s children, none of whom are dependents of Mr. Clardy. Also includes 8,750 shares for options which are immediately exercisable, and 3,750 shares for options which become exercisable within 60 days.
(7)	Includes 7,083 shares for options which are immediately exercisable, and 7,083 shares for options which become exercisable within 60 days.
(8)	Includes 22,000 shares of common stock outstanding held by JSCJ Ventures, Ltd., of which Mr. Fontaine is the general partner. Also includes 99,999 shares for options which are immediately exercisable, and 33,332 shares for options which become exercisable within 60 days.
(9)	Includes 37,500 shares for options which are immediately exercisable, and 12,500 shares for options which become exercisable within 60 days.
(10)	Includes 375 shares for options which are immediately exercisable, and 26,198 shares for options which become exercisable within 60 days.
(11)	Includes 134,890 shares for options which are immediately exercisable, and 12,503 shares for options which become exercisable within 60 days.
(12)	Includes 140,168 shares held by Taddiken Investments, Ltd. of which Mr. Taddiken is the general partner. Also includes 150,988 shares for options which are immediately exercisable, and 8,681 shares for options which become exercisable within 60 days.
(13)	Includes 94,773 shares held by Institutional Venture Management VII and 2,597,061 shares held by Institutional Venture Partners VII. Mr. Tai is a general partner of each of these partnerships, shares voting and dispositive power with respect to the shares held by each of these entities and disclaims beneficial ownership of the shares held by these entities, except to the extent of his pecuniary interest. Also includes 8,750 shares for options which are immediately exercisable, and 3,750 shares for options which become exercisable within 60 days.
(14)	Includes 17,083 shares for options which are immediately exercisable, and 2,500 shares for options which become exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires holders of more than 10% of our common stock to file with the U.S. Securities Exchange Commission reports regarding their ownership and changes in ownership of our stock. We believe that during fiscal 2003 our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements, with the exception of one late report for Mr. LeVecchio. Mr. LeVecchio, who was named a director on August 25, 2003, inadvertently did not report his holdings of Microtune securities until a Form 3 was filed with the SEC on September 8, 2003. In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and officers.

EXECUTIVE COMPENSATION

The following table shows compensation earned during fiscal 2003, 2002 and 2001 by Microtune’s Chief Executive Officer and Microtune’s other four most highly compensated executive officers for fiscal 2003. These people are called the “Named Officers.” The information in the table includes salaries, bonuses, performance sharing, and stock options and restricted stock awards and other miscellaneous compensation. Microtune has not granted stock appreciation rights and has no long-term compensation benefits other than stock options. For information about employment contracts and change-of-control arrangements between Microtune and the Named Officers, see the discussion immediately following this table.

SUMMARY COMPENSATION TABLE

The following table shows compensation earned during fiscal 2003, 2002 and 2001 by our Chief Executive Officer and our other four most highly compensated executive officers for fiscal 2003. These people are called the “Named Officers.” The information in the table includes salaries, bonuses, and stock options and restricted stock awards and other miscellaneous compensation. We have not granted stock appreciation rights and have no long-term compensation benefits other than stock options. For information about employment contracts and change-of-control arrangements between us and the Named Officers, see the discussion immediately following this table.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	All Other Compensation
Douglas J. Bartek Former Chief Executive Officer and Chairman	2003 2002 2001	119,659 178,373 178,374	— — —	— 20,000 231,200	427,902 649 652	(1) (2) (2)
James A. Fontaine Chief Executive Officer and President	2003 2002 2001	114,793 80,035 160,008	— — —	800,000 — 81,000	— — 52	(2)
Albert H. Taddiken Chief Operating Officer(3)	2003 2002 2001	156,261 127,096 127,420	— — —	300,241 10,500 86,500	— — —
Nancy A. Richardson Vice President, General Counsel and Secretary(4)	2003 2002 2001	187,088 154,170 102,500	158,933 — —	137,936 138,000 141,000	— — —
Marc Underwood Former Vice President of Human Resources (5)	2003 2002 2001	150,032 71,722 —	100,003 — —	20,000 50,000 —	— — —

(1)	This amount consists of a lump sum severance payment in the amount of $427,500 paid to Mr. Bartek upon his resignation on June 27, 2003, plus $402.00 for reimbursement of life insurance premiums paid by Microtune.
(2)	These amounts consist solely of reimbursement for life insurance premiums paid by Microtune.
(3)	Mr. Taddiken received grants for 74,699 options on May 5, 2003 in connection with our regrant program. We filed a delinquent Schedule TO related to our stock option regrant program with the SEC on December 23, 2002.
(4)	Ms. Richardson has tendered her resignation effective March 15, 2004.
(5)	Mr. Underwood resigned from the position of Vice President of Human Resources effective January 15, 2004. $75,000 was paid to Mr. Underwood during 2004 under the terms of his severance agreement.

CHANGE OF CONTROL ARRANGEMENTS/EMPLOYMENT AGREEMENTS

Shares of our common stock subject to options granted under our Amended and Restated 1996 Stock Option Plan and 2000 Stock Plan generally vest over five years, with 20% of the shares vesting after one year and the remaining shares vesting in monthly installments over the following 48 months. The option agreements for some of the key employees provide for variations in the standard vesting and for accelerated vesting of a portion of the employee’s unvested option shares if the employee is terminated without cause by the surviving corporation following a change of control. If such acceleration is provided, change of control is defined in the employee’s option or employment agreement, but typically is defined to mean the sale of all or substantially all of our assets, or the acquisition of us by another entity by means of consolidation or merger pursuant to which our stockholders immediately prior to such transaction shall hold less than 50% of the voting power of the surviving corporation.

Amended and Restated Agreement with Nancy A. Richardson

On August 13, 2003 we entered into an amended and restated employment agreement with Nancy A. Richardson, General Counsel and Secretary. This agreement provides for an initial term which ends on October 23, 2004 and an initial base annual salary of $225,000. In addition Ms. Richardson is entitled to participate in employee benefit plans for which other senior executives are generally eligible. She is also eligible for an annual discretionary bonus as determined by our Board. A bonus of $158,933.38 has been paid under the agreement in recognition of her efforts in connection with certain intellectual property litigation.

We may terminate Ms. Richardson’s employment at any time with 30 days notice, but if Microtune terminates her employment without cause, or if there is constructive termination, she is entitled to receive a lump sum severance benefit subject to applicable withholding equal to the sum of $320,000, plus the highest bonus paid to her in the three years prior to her termination, excluding the bonus she received in recognition of her efforts in connection with certain intellectual property litigation. In addition, any stock options granted to Ms. Richardson would immediately become vested and exercisable equal to the number of shares that would have vested over the two year period following her termination.

If her employment is terminated within two years of a change of control, she shall be entitled to receive a lump sum severance payment equal $320,000 plus the highest bonus paid to her in the three years prior to the change of control, excluding the bonus she received in recognition of her efforts in connection with certain intellectual property litigation. In addition, all unvested stock options, stock appreciation rights and restricted stock awards will immediately vest upon her termination, and she will continue to receive any and all employee benefits for two years. Ms. Richardson’s ability to compete with Microtune and to solicit Microtune customers or employees for a period of two years from the date of the termination is restricted.

Ms. Richardson has tendered her resignation effective March 15, 2004.

Change of Control Agreements

On August 26, 2003, we entered into a Change of Control Agreement with each of Messrs. Fontaine, Taddiken, Graham, Underwood and Kirk. Under this agreement, if any of the named executive’s employment is terminated within six (6) months following a change of control, they are entitled to a lump sum equal to their respective base annual compensation plus the highest bonus paid to them in the three years immediately prior to the change of control. In addition, all unvested stock options, stock appreciation rights and restricted stock awards will immediately vest equal to the number of shares that would have vested over the twelve (12) month period following their termination.

If their employment is terminated after six (6) months but within twelve (12) months following a change of control, they are entitled to a lump sum equal to fifty percent (50%) of their respective base annual compensation plus fifty percent (50%) of the highest bonus paid to them in the three years immediately prior to the change of control. In addition, all unvested stock options, stock appreciation rights and restricted stock awards will immediately vest equal to the number of shares that would have vested over the six (6) month period following their termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction that involved more than $60,000 between us and an executive officer, director or 5% stockholder or any of their immediate family members since the beginning of fiscal 2003 or that involved indebtedness to or payments from us during fiscal 2003 other than as described under the caption “Executive Compensation” in Item 11 and the transactions described below. The discussion does not address compensation paid in connection with employment or Board service.

We believe that all transactions between us and our officers, directors, principal stockholders and other affiliates have been and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

On January 31 and April 3, 2002, Nancy A. Richardson, General Counsel and Secretary, issued promissory notes to us in the principal amount of $75,000 and $30,000 respectively. The notes were due on January 31 and April 3, 2004, respectively. Ms. Richardson paid these loans in full on September 8, 2003.

On June 2, 2002, Marc Underwood, our former Vice President of Human Resources, received a $70,000 loan from us that was due and payable on July 17, 2004. Mr. Underwood paid this loan in full on June 12, 2003.

OPTION GRANTS IN FISCAL 2003

The following table shows information about stock option grants to the Named Officers during fiscal 2003. These options are included in the “Summary Compensation Table” above. The options have an exercise price equal to the closing price on the date before the grant. SEC rules require us to show hypothetical gains that the Named Officers would have for these options at the end of their 10 year term. We calculated these gains assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation as required by SEC rules. They are not our estimate or projection of future stock prices.

Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any actual appreciation in the price of the common stock from the date of grant to the present.

		Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
Name		Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2003	Exercise Price ($/Sh)	Expiration Date	5%	10%
Douglas J. Bartek		—	—	—	—	—	—
James A. Fontaine	(1)	800,000	16.77%	2.70	8/11/2013	1,358,412	3,442,483
Nancy A. Richardson	(2)	137,936	2.89%	2.70	8/11/2013	234,218	593,553
Albert H. Taddiken	(3)	74,699	1.56%	2.09	5/4/2013	98,185	248,817
	(4)	225,542	4.73%	2.70	8/11/2013	382,974	970,531
Marc Underwood	(5)	20,000	0.42%	2.70	8/11/2013	33,960	86,062

(1)	These options vest 1/48th each month beginning August 17, 2003.
(2)	These options vest over four years according to the following schedule:
(i)	1,335 shares vest 1/3rd each month from 9/12/03 through 11/12/03

(ii)	28,343 shares vest 1/17th each month from 12/12/03 through 4/12/05
(iii)	16,004 shares vest 1/6th each month from 5/12/05 through 10/12/05
(iv)	18,504 shares vest 1/6th each month from 11/12/05 through 4/12/06
(v)	4,250 shares vest on 5/12/06
(vi)	57,000 shares vest 1/12th each month from 6/12/06 through 5/12/07
(vii)	12,500 shares vest 1/2 each month from 6/12/07 through 7/12/07
(3)	These options were issued in connection with our regrant program. We filed a delinquent Schedule TO related to our stock option regrant program with the SEC on December 23, 2002. These options vested 1/6th on May 5, 2003, and the remaining options vest 1/54th each month thereafter.
(4)	These options vest over four years according to the following schedule:
(i)	47,312 shares vest 1/16th each month from 9/12/03 through 12/12/04
(ii)	43,404 shares vest 1/12th each month from 1/12/05 through 12/12/05
(iii)	118,158 shares vest 1/17th each month from 1/12/06 through 5/12/07
(iv)	16,668 shares vest 1/2 each month from 6/12/07 through 7/12/07
(5)	These options vests 1/48th each month beginning September 12, 2003.

Option Exercises and Fiscal Year-End Values

The following table shows information about the value realized on option exercises for each of the Named Officers during fiscal 2003, and the value of their unexercised options at the end of fiscal 2003. Value realized, is based on the fair market value of our common stock as quoted on The NASDAQ Stock Market or the Pinksheets on the trading day immediately prior to the date of exercise, less the per share exercise price, multiplied by the number of shares issued. Value at fiscal year end is measured as the difference between the exercise price and fair market value on December 31, 2003, which was $2.45 as quoted on the “pink sheets”. We were delisted from the NASDAQ Stock Market effective July 7, 2003. Our shares of common stock are currently quoted on the “pink sheets,” which may entail higher transaction costs for trades and reduced ability to liquidate our common stock.

	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Douglas J. Bartek	533,336	965,421	—	—	—	—
James A. Fontaine	—	—	66,666	733,334	—	—
Nancy A. Richardson	—	—	122,390	268,768	—	—
Albert H. Taddiken	70,000	163,100	142,306	360,435	188,972	174,670
Marc Underwood	—	—	14,584	55,416	—	—

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

We, James H. Clardy and Walter S. Ciciora, are the current members of the Compensation Committee and each of us as of December 31, 2003 was a non-employee director. James H. Clardy acted as a member of the Office of President from June 27, 2003 through August 12, 2003 upon the resignation of Mr. Bartek as our Chief Executive Officer.

We set, review and administer Microtune’s compensation programs. Our role is to establish and recommend salaries and other compensation paid to executive officers and to administer stock plans. For executive officers, we approve all stock option grants, base salaries and any cash bonus payments. In addition we review all stock option grants to employees.

Microtune’s executive pay programs contribute to its long-term success and are based on providing a compensation package that recognizes individual contributions and Microtune’s performance. A meaningful portion of each executive’s compensation relates to and is contingent upon Microtune’s performance. At this time, the principal means of compensation are base salaries and long-term incentives.

Base Salary

The base salaries of executive officers, including the Chief Executive Officer, are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in technology companies of reasonably similar size. We review executive salaries annually and recommend to the Board salary adjustments as appropriate to reflect changes in the market conditions and individual performance and responsibility.

Bonus

Microtune does not currently have an executive officer bonus program. Bonuses, if any, awarded to executive officers are determined based on achievement of the individual. In June 2003, Marc Underwood received a bonus of $100,003. In August 2003, Nancy A. Richardson received a bonus of $158,933 in recognition of her efforts in connection with certain intellectual property litigation.

Stock Options

Under the Microtune 2000 Stock Plan, stock options to purchase Microtune common stock may be granted to executive officers and employees. Upon joining Microtune, the number of shares of Microtune common stock underlying an option grant and any subsequent grants are based in part on the competitive environment of the technology industry, while also maintaining an overall sense of fairness in the compensation distributed to our employees. We believe stock option grants are an effective method of incenting executives to take a longer-term view of performance to ensure that the stockholders’ interests are aligned.

Other

Other elements of executive compensation include medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. Microtune did not match contributions in the 401(k) Plan in fiscal 2003. We have considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, unless such compensation is performance-based. Since the cash compensation of each of the executive officers is below $1 million, we believe that any options granted under the 2000 Stock Plan will meet the requirements of being performance-based. Further, we believe that Section 162(m) will not reduce any tax deduction available to Microtune for the tax year ended December 31, 2003.

Compensation Committee Members

James H. Clardy

Walter S. Ciciora

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

We, Anthony J. LeVecchio, Steven Craddock and A. Travis White, are the current members of the Audit Committee and each of us is a non-employee director. We assist the Board of Directors in its oversight of Microtune’s financial accounting, reporting and controls. We operate under a written charter that both the Board of Directors and we have approved. We also evaluate the performance and independence of Microtune’s independent auditors. None of us are or have been in the past professionally engaged in the practice of auditing or accounting or an expert in those fields.

Management is responsible for the preparation, presentation and integrity of Microtune’s financial statements, including setting the accounting and financial reporting principles and establishing the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. We oversee these processes. As part of that oversight, we require that the independent auditors report directly to the Audit Committee.

We have the authority to conduct investigations into any matters that we deem appropriate, and we may retain, at Microtune’s expense, special legal, accounting or other consultants or experts of our choosing that we deem necessary in performing our oversight function. In February 2003 the Audit Committee, under the direction of our Board of Directors, retained John M. Fedders, a former Director of the Division of Enforcement of the SEC, as independent counsel to inquire into the events related to significant negative adjustments to preliminary recorded revenue for products that we shipped in the third and fourth quarter of 2002. The inquiry was subsequently expanded to cover all of 2001 and 2002, and concluded in July 2003. As a result of the inquiry’s preliminary findings, our Board determined to restate our previously reported financial results for 2001 and our quarters ended September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002.

We reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended. We received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. We discussed with Ernst & Young LLP that firm’s independence and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditors’ independence and pre-approve any non-audit services on a case-by-case basis. Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities, we recommended to the Board of Directors that the audited financial statements be included in Microtune’s Annual Report on Form 10-K for fiscal 2003, and the Board approved such inclusion. The Board of Directors and we also recommended the selection of Ernst & Young LLP as independent auditors for fiscal 2004.

Each member of the Audit Committee is an “independent director” as defined under the rules of the National Association of Securities Dealers, Inc. regarding audit committees. No member of the Audit Committee is associated with entities that hold in the aggregate more than five percent (5%) of the outstanding common stock of Microtune.

AUDIT COMMITTEE MEMBERS

Anthony J. LeVecchio

Steven Craddock

A. Travis White

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the effective date of our initial public offering on August 4, 2000 through December 31, 2003, with the NASDAQ Composite Index and the Philadelphia Semiconductor Index. The graph assumes that $100 was invested in Microtune’s common stock and in the above indices on August 4, 2000. We were delisted from the NASDAQ Stock Market effective July 7, 2003. Our shares of common stock are currently quoted on the “pink sheets,” which generally entail higher transaction costs for trades and reduced ability to liquidate our common stock.

The comparisons in the graph below are based on historical data with our common stock prices based on the closing price on the dates indicated and are not intended to forecast the possible future performance of our common stock.

Comparison of 4 Year Cumulative Total Return

as of December 2003

Assumes Initial Investment of $100

OTHER MATTERS

Our Board of Directors does not currently intend to bring any other business before the Meeting and is not aware of any other business to be brought before the Meeting. If any other business is properly brought before the Meeting, including consideration of a motion to adjourn or postpone the Meeting in order to, among other things, solicit additional proxies, the proxy holders will vote the proxies based on their judgment.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Meeting may request reasonable assistance or accommodation from us by contacting Barbara Ureste at Microtune, Inc., 2201 10th Street, Plano, Texas 75074. The telephone number at that location is (972) 673-1600. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit requests by April 30, 2004.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to complete and return the accompanying proxy in the envelope that has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

DATED:  March 26, 2004

APPENDIX 1

AMENDMENT

to the

MICROTUNE, INC.

2000 STOCK PLAN

Pursuant to Section 16 of the Microtune, Inc. 2000 Stock Plan (the “Plan”), the Plan is hereby amended as follows:

1. The first paragraph of Section 3 of the Plan is deleted in its entirety and the following is substituted in its place:

“Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 10,554,496 shares, plus the number of Shares subsequently returned to the Company’s 1996 Stock Option Plan (the “1996 Plan”) as a result of termination of options which were issued and outstanding under the 1996 Plan on the date immediately prior to the date of stockholder approval of the original adoption of the Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.”

2. This Amendment shall amend only those provisions of the Plan set forth herein, and those sections, paragraphs and sentences not expressly amended hereby shall remain in full force and effect.

3. This Amendment shall be effective immediately upon its approval by the stockholders of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of February 27, 2004.

MICROTUNE, INC.

By:

Name:

Title:

APPENDIX 2

AMENDMENT

to the

MICROTUNE, INC.

2000 DIRECTOR OPTION PLAN

Pursuant to Section 11 of the Microtune, Inc. 2000 Director Option Plan (the “Plan”), the Plan is hereby amended as follows:

1. The first paragraph of Section 3 of the Plan is deleted in its entirety and the following is substituted in its place:

“Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 457,500 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.”

2. This Amendment shall amend only those provisions of the Plan set forth herein, and those sections, paragraphs and sentences not expressly amended hereby shall remain in full force and effect.

3. This Amendment shall be effective immediately upon its approval by the stockholders of the Company.

IN WITNESS WHEREOF, the undersigned had executed this Amendment as of February 27, 2004.

MICROTUNE, INC.

By:

Name:

Title:

APPENDIX 3

AMENDMENT

to the

MICROTUNE, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

Pursuant to Section 20 of the Microtune, Inc. 2000 Employee Stock Purchase Plan (the “Plan”), the Plan in hereby amended as follows:

1. Section 13(a) of the Plan is deleted in its entirety and the following is substituted in its place:

“Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,630,000 shares.”

2. This Amendment shall amend only those provisions of the Plan set forth herein, and those sections, paragraphs and sentences not expressly amended hereby shall remain in full force and effect.

3. This Amendment shall be effective immediately upon its approval by the stockholders of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of February 27, 2004.

MICROTUNE, INC.

By:

Name:

Title:

Proxy—Microtune, Inc.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MICROTUNE, INC. (“MICROTUNE”)

The undersigned hereby appoints James A. Fontaine and Rob-Roy J. Graham, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Microtune’s common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Microtune to be held at the Plano Station, 1012 16th Street, Suite 105, Plano, Texas 75086, on Wednesday, May 5, 2004, at 4:00 p.m. Central time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposals and in accordance with the following instructions. The proposals referred to herein are described in detail in the accompanying proxy statement.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on reverse side)

Microtune, Inc	00000 0000000000 0 0000

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MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6

	C 1234567890	J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01—Walter S. Ciciora	☐	☐
02—Anthony J. LeVecchio	☐	☐

B Other Proposals
The Board of Directors recommends a vote FOR the following resolutions.

2. To approve an amendment to our 2000 Stock Plan to increase the number of shares available for issuance to the pursuant plan.				4. To approve an amendment to our 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance pursuant to the plan

	For	Against	Abstain	For	Against	Abstain
	☐	☐	☐	☐	☐	☐

3. To approve an amendment to our 2000 Director Stock Option Plan to increase the number of shares available for issuance pursuant to the plan.				5. To vote for the ratification of Ernst & Young LLP as our independent Auditors for fiscal 2004.

	For	Against	Abstain	For	Against	Abstain
	☐	☐	☐	☐	☐	☐

In their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO ELECTIONS ARE MADE, THE PROXIES WILL BE VOTED FOR PROPOSALS 1 THROUGH 5.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Important: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1—Please keep signature within the box		Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

			☐☐/☐☐/☐☐☐☐

	1 U P X	H H H P P P P	003160